Exhibit 5.1

330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Tel: +1.312.876.7700 Fax: +1.312.993.9767
www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
April 24, 2026	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
Abbott Laboratories	Hong Kong	Silicon Valley
100 Abbott Park Road	Houston	Singapore
Abbott Park, Illinois 60064	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re: Registration Statement on Form S-8 with respect to 155,000,000 common shares, without par value

To the addressee set forth above:

We have acted as counsel to Abbott Laboratories, an Illinois corporation (the “Company”), in connection with the registration by the Company of up to 155,000,000 common shares, without par value, of the Company (the “Shares”), consisting of (i) 140,000,000 Shares issuable under the Abbott Laboratories 2026 Incentive Stock Program (the “Incentive Plan”) and (ii) 15,000,000 Shares that may be issued under the Abbott Laboratories 2026 Employee Stock Purchase Program for Non-U.S. Employees (the “ESPP” and, together with the Incentive Plan, the “Plans”). The Shares are included in a registration statement on Form S–8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 24, 2026 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We are opining herein only as to the Illinois Business Corporations Act (the “IBCA”) and internal laws of the State of Illinois, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. Our opinion is based upon our consideration of only those statutes, regulations and reported decisional law, which in our experience are normally applicable to equity incentive plans.

April 24, 2026

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipient and have been issued by the Company against payment therefor in the circumstances contemplated by the Plans, assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the IBCA.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP